UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 6, 2023

System1, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39331	92-3978051
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4235 Redwood Avenue Marina Del Rey, California		90066
(Address of principal executive offices)		(Zip Code)

(310) 924-6037
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SST	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A Common Stock share at an exercise price of $11.50 per share	SST.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry Into A Material Definitive Agreement.

On September 6, 2023, System1 OpCo, LLC (“System1”), a wholly-owned subsidiary of System1, Inc. (the “Company”), entered into a $5.2 million Senior Unsecured Promissory Note (the “Promissory Note”) with Marc Mezzacca, the Company’s General Manager of its CouponFollow business line (the “Lender”), in order to convert the portion of the Holdback Amount payable to Mr. Mezzacca under the Agreement and Plan of Merger (as amended, restated or otherwise modified from time to time, the “Merger Agreement”), dated as of March 4, 2022, by and among System1, S1 Chariot Holdco, LLC, a Delaware limited liability company and a wholly owned subsidiary of System1 (“Holdco”), S1 Chariot Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Holdco, NextGen Shopping, LLC, a Delaware limited liability company (f/k/a NextGen Shopping, Inc. “NextGen”), the Company and Shareholder Representative Services LLC, as Securityholder Representative, into a loan from System1 (the “Loan”).

The Loan outstanding under the Promissory Note accrues interest at the rate per annum equal to the Secured Overnight Financing Rate (“SOFR”) as administered by the Federal Reserve Bank of New York plus 3.15%. System1 (i) must prepay the Loan under certain circumstances, (ii) may prepay the Loan at any time without penalty or interest, and (iii) must make four (4) substantially equal amortization payments on each of April 1, 2024 through July 1, 2024. The Lender under the Promissory Note is also entitled to a closing fee equal to 12.0% of initial principal amount outstanding under the Promissory Note. In addition, System1 agreed to reimburse the Lender for his reasonable and documented costs and expenses incurred in connection with the negotiation, documentation and execution of the Promissory Note. In connection with entering into the Promissory Note, the parties made certain modifications to the CouponFollow Incentive Plan created in connection with closing the transactions contemplated by the Merger Agreement.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

As described above under Item 1.01, on September 6, 2023, System1 entered into a $5.2 million Senior Unsecured Promissory Note with the Lender party thereto.

For a summary description of the terms of the Promissory Note, see the description set forth above under Item 1.01 – Entry Into A Material Definitive Agreement.

Item 9.01 - Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1	Promissory Note, dated September 6, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

System1, Inc.

Date:	September 12, 2023	By:	/s/ Tridivesh Kidambi
		Name:	Tridivesh Kidambi
		Title:	Chief Financial Officer

3